UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017

MVP REIT II, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-205893	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 W. SUNSET ROAD SUITE 240, LAS VEGAS, NV		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sale of Equity Securities.

On April 7, 2017, MVP REIT II, Inc. (the "Company") issued a convertible note to an unaffiliated accredited investor in the principal amount of $2,000,000 (the "Note").  The Note bears interest at the rate of 5.75% per annum and has a maturity date of April 7, 2018. Interest is payable quarterly on the last business day of each March, June, September and December, commencing June 2017, and on the maturity date.  At the holder's option, the Note may be converted, in whole or in part, into shares of the Company's Series 1 Convertible Redeemable Preferred Stock, par value $0.0001 per share (the "Series 1 Preferred Stock") at a conversion price of $1,000 per share.  The Company also will issue to the holder warrants (the "Warrants") to acquire 35 shares of the Company's common stock, par value $0.0001 per share, for each share of Series 1 Preferred Stock issued to the holder as a result of such conversion. The Company has not issued any shares of Series 1 Preferred Stock as of the date of the filing of this Form 8-K.

The Warrants may be exercised after the 90th day following the occurrence of a Listing Event, if any, at an exercise price, per share, equal to 110% of the volume weighted average closing price during the 20 trading days ending on the 90th day after the occurrence of such Listing Event; however, in no event shall the exercise price of the Warrants be less than $25 per share.  A Listing Event is defined as (i) the listing of the shares of the Company's common stock on a national securities exchange or (ii) a merger or other transaction resulting in the Company's common stockholders receiving shares that are listed on a national securities exchange in exchange for their existing shares of common stock.  The Warrants will expire five years from the 90th day after the occurrence of a Listing Event; provided that if a Listing Event does not occur on or prior to the fifth anniversary of the final closing date of the Company's private placement of the Series 1 Preferred Stock, then all outstanding Warrants will expire automatically on such anniversary date without being exercisable by the holders there of.

The Note was issued in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D promulgated thereunder.  The holder has represented that the holder is an accredited investor, as that term is defined in Regulation D, and has acquired the Note for investment purposes only and not with a view to or for sale in connection with any distribution thereof.  None of the Note, the Warrants, the shares of Series 1 Preferred Stock issuable upon conversion of the Note and the shares of the Company's common stock issuable upon exercise of the Warrants has been registered under the Securities Act and none may be offered or sold absent registration or an applicable exemption from registration.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVP REIT II, INC.
(Registrant)

Date: April 12, 2017	By:	/s/ Ed Bentzen
Ed Bentzen
Chief Financial Officer